UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013 (June 6, 2013)

Alnylam Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50743	77-0602661
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Third Street, Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 551-8200

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Alnylam Pharmaceuticals, Inc. (the “Company”) was held on June 6, 2013. As of April 19, 2013, the record date for the Annual Meeting, 62,139,891 shares were issued and outstanding. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

1. The Company’s stockholders re-elected the three persons listed below as Class III directors, each to serve until the Company’s 2016 annual meeting of stockholders and until his successor is duly elected and qualified. The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Victor J. Dzau, M.D.	47,303,668	1,158,136	4,015,300
Steven M. Paul, M.D.	47,108,022	1,353,782	4,015,300
Kevin P. Starr	47,115,559	1,346,245	4,015,300

The terms of office of the following directors continued after the Annual Meeting:

Dennis A. Ausiello, M.D.
John K. Clarke Marsha H. Fanucci
John M. Maraganore, Ph.D.
Paul R. Schimmel, Ph.D.
Phillip A. Sharp, Ph.D.

2. The Company’s stockholders approved the Company’s 2009 Stock Incentive Plan, as amended, to, among other things, increase the number of shares authorized for issuance thereunder from 2,200,000 to 5,900,000 shares. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,106,920	14,331,809	23,075	4,015,300

3. The Company’s stockholders approved, in a non-binding advisory vote, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
46,031,937	2,387,241	42,626	4,015,300

4. The Company’s stockholders ratified the appointment by the Company’s Board of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,305,509	145,783	25,812	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALNYLAM PHARMACEUTICALS, INC.

Date: June 10, 2013	By:	/s/ Michael P. Mason
Michael P. Mason Vice President, Finance and Treasurer